UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K
                         -------------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934,

               August 31, 2004                                   0-25053
------------------------------------------------         -----------------------
Date of Report (Date of earliest event reported)          Commission File Number

                               THEGLOBE.COM, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                   14-1782422
----------------------------------        -------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification Number
 incorporation or organization)

                     110 East Broward Boulevard, Suite 1400
                         Fort Lauderdale, Florida 33301
             -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (954) 769-5900
             -----------------------------------------------------
              (Registrant's telephone number, including area code)

      This Report includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to integration of newly acquired businesses (including our recent acquisition of Direct Partner Telecom) and assets, product delivery, product launch dates (particularly as they pertain to our voiceglo services), the Internet, development and protection of technology, the management of growth, market acceptance of our voiceglo VoIP products, our ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation (particularly as it pertains to the Internet and the provision of telephony services using the Internet) and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com's future results and business plans, please see the Company's filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 as well as the risk factors set forth in this Report. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Items 1.01 and 2.01; Entry into a Material Definitive Agreement; Completion of Acquisition or Disposition of Assets.

ACQUISITION OF SENDTEC, INC; MERGER.

      On August 31, 2004, theglobe entered into, and on September 1, 2004, closed upon, an Agreement and Plan of Merger (the "Merger") pursuant to which theglobe acquired all of the issued and outstanding shares of capital stock of SendTec, Inc., a Florida corporation based in St. Petersburg, Florida ("SendTec") through a merger of SendTec with theglobe's wholly owned subsidiary, SendTec Acquisition Corp. Pursuant to the terms of the merger, in consideration for the acquisition of SendTec, theglobe paid or will pay consideration consisting of: (i) $6,000,000 in cash, (ii) the issuance of an aggregate of 17,500,000 shares of theglobe's common stock, (iii) the issuance of an aggregate of 175,000 shares of Series H Automatically Converting Preferred Stock (which as more fully described below, is convertible into 17,500,000 shares of theglobe's common stock) (the "Preferred Stock"), and (iv) a subordinated promissory note in the amount of $1 million (the "Note") (collectively, the "Initial Merger Consideration"). In addition, warrants to acquire shares of common stock would be issued to SendTec shareholders when and if SendTec exceeds forecasted operating income, as defined, of $10.125 million (the "Income Target"), for the year ending December 31, 2005 (the "Earn-out Consideration" and collectively with the Initial Merger Consideration, the "Merger Consideration"). The number of earn-out warrants would range from an aggregate of 250,000 to 2,500,000 (if actual operating income exceeds the forecast by at least 10%). If and to the extent the warrants are earned, the exercise price of the performance options would be $.27 per share and they will be exercisable for a period of 5 years. The Note bears interest at the rate of 4% per annum and matures in one lump sum of principal and interest on September 1, 2005. theglobe paid the cash portion of the consideration issued in the Merger from funds which it received from its private offering of approximately $28.6 million in March of 2004.

      The Merger Consideration will be distributed pro rata to the shareholders of SendTec in accordance with their respective ownership interests, except for any shareholder of SendTec who elects to dissent from the Merger and follows applicable Florida law for the exercise of dissenters' rights (whom would instead receive the cash value of their shares following a statutorily prescribed appraisal procedure). As of September 7, 2004, the holders of 86.71% of SendTec's shares had voted in favor of the Merger and no shareholder had notified SendTec that he or she intended to dissent from the Merger. The remaining shareholders of SendTec have until on or about September 27, 2004, to provide notice of, and to otherwise follow the procedures for, the exercise of dissenter's rights.

      As part of the Merger, 100,000 shares of Preferred Stock (convertible into 10 million shares of common stock) (the "Escrow Shares") are being held in escrow for potential recovery by theglobe in the event of a breach of the Merger Agreement by SendTec or its shareholders. In general, the Escrow Shares, together with the sums due under the Note, would be the sole source of recourse against the shareholders of SendTec in the event of breach of the Merger Agreement and theglobe would not have recourse against the cash portion or other shares of common stock or Preferred Stock distributed to the SendTec shareholders as part of the Merger Consideration. Assuming no claims are then pending, the Escrow Shares would be distributed to SendTec shareholders after expiration of one year from the date of closing.

      Except as provided by law, the Preferred Stock will vote with the holders of common stock on all matters on an "as-converted" basis, other than the Capital Amendment described below as to which it will not vote. The Preferred Stock will automatically convert into shares of theglobe's common stock on a 1 for 100 basis at such time as theglobe files an amendment to its certificate of incorporation with the Delaware Secretary of State's Office to increase its authorized shares of common stock from 200,000,000 to at least 300,000,000 (the "Capital Amendment"). theglobe intends to seek shareholder authorization for such amendment at its annual meeting of stockholders anticipated to be held in November 2004. Five of the former shareholders of SendTec (whom collectively received approximately 82% of the shares of common stock issued in the Merger, together with theglobe's Chairman, Michael Egan (together with certain affiliates which he controls), have agreed to vote (or have granted proxies to so vote) in favor of the Capital Amendment. Together such former SendTec shareholders and Mr. Egan control the vote over approximately 69.25 million of theglobe's 156 million issued and outstanding shares of common stock (after giving affect to the shares of common stock which were issued in the Merger). The Capital Amendment will be approved if the holders of a majority of the outstanding shares of common stock vote in its favor.

      In the event that the Capital Amendment is not approved for any reason at the annual meeting then on the 10th day following the failure to approve the Capital Amendment, the remaining shares of Preferred Stock will automatically convert into whatever number of shares of Common Stock which theglobe then has remaining available for issuance (after giving affect to approximately 32.1 million shares reserved for issuance under previously outstanding options and warrants), less up to 3 million additional shares as may be designated by theglobe. After giving effect to the reservation of shares underlying outstanding options and warrants to acquire shares of theglobe's common stock (including options issued in connection with the Merger) and the shares of common stock issued in the Merger, theglobe presently has issued and outstanding (or reserved for issuance) approximately 197 million shares of common stock, leaving a maximum of approximately 3 million shares (assuming no further shares of common stock are issued prior to such date) which could be further issued upon conversion of the Preferred Stock absent the increase in common stock contemplated by the Capital Amendment or other arrangements satisfactory to the holders of any options or warrants to acquire shares. With regard to any shares of Preferred Stock which theglobe do not automatically convert into shares of common stock, the holders of the Preferred Stock may thereafter convert such remaining Preferred Stock into a subordinated promissory note (a "Conversion Note") from theglobe. If issued, the Conversion Note will be due in one lump sum on the later of the first anniversary of its issuance or December 31, 2005 and will bear interest at the rate of 4% per annum. The principal amount of the Conversion Note would be equal to the product of (A) the number of shares of theglobe's common stock that would have been issued upon conversion of the shares of the Preferred Stock that were not converted into common stock and (B) the lesser of (i) the Fair Market Value, as defined, of theglobe's common stock in the 20 trading days immediately prior to the conversion date and (ii) $0.83. If none of the remaining shares of Preferred Stock were converted into common stock, the maximum principal amount of the Conversion Note (based upon the maximum conversion rate of $.083 per share) would be approximately $14.5 million.

      The Company has agreed to file a registration statement relating to the resale of the shares of the shares of common stock issued in the Merger and the shares of common stock underlying the Preferred Stock on or before January 29, 2005 and to cause the effectiveness of such registration on or before September 1, 2005. The Company also agreed to keep the registration effective until at least the third anniversary of the Closing. Pursuant to the terms of the Merger, in general, the common stock and Preferred Stock (and the underlying shares of common stock) issued in the Merger may not be sold or otherwise transferred for a period of one (1) year without the prior written consent of the Company.

      As part of the Merger, five top executives of SendTec entered into new employment agreements with SendTec. These employment agreements each have a term of 5 years and obligate SendTec to pay base salaries ranging from $300 thousand to $175 thousand, consistent with the executive's salaries immediately before the Merger, and provide for customary health insurance and other benefits commensurate with the benefits which theglobe makes generally available to its officers. As part of the Merger, the Company also increased the size of its Board of Directors from 3 to 4 directors and elected Paul Soltoff, who serves as Chief Executive Officer of SendTec, to the Board.

      theglobe also issued an aggregate of approximately 4.0 million replacement options to acquire shares of theglobe's common stock for each of the issued and outstanding options to acquire shares of SendTec held by the former employees of SendTec. Of these replacement options, approximately 3.27 million have exercise prices of $0.06 per share and approximately 700 thousand have exercise prices of $0.27 per share. The terms of these replacement options were as negotiated between representatives of theglobe and the Stock Option Committee for SendTec 2000 Amended and Restated Stock Option Plan. theglobe.com also agreed to grant an aggregate of 250,000 options to other employees of SendTec at an exercise price of $.34 per share. Twenty-five percent of these options vested immediately and the balance will vest in 3 equal annual installments assuming the continued employment of the option holders. In addition, theglobe established a bonus option pool pursuant to which various employees of SendTec could earn options to acquire an aggregate of 1,000,000 shares of theglobe's Common Stock at an exercise price of $0.27 per share on terms substantially similar to the circumstances in which the Earn-out Consideration may be earned.

      In connection with the Merger, the SendTec executives (whom collectively received approximately 82% of the shares of common stock and Preferred Stock issued in the Merger), theglobe and Messrs. Michael Egan and Edward Cespedes, our Chairman and Chief Executive Officer and President, respectively (individually and on behalf of certain affiliated entities) entered into a Stockholders' Agreement. Pursuant to the terms of the Stockholders' Agreement, the SendTec executives granted an irrevocable proxy to vote their shares to E&C Capital Partners LLLP, an affiliate of Mr. Egan on all matters (including the election of directors) other than with respect to certain potential affiliated transactions involving Messr. Egan or Cespedes. The SendTec executives were also granted certain pre-emptive rights involving potential new issuances of securities by theglobe, together with a co-sale right to participate in certain qualifying sales of stock by Messrs. Egan, Cespedes and their affiliates. Messrs. Egan, Cespedes and their affiliates were granted a right of first refusal on certain sales (generally, in excess of 10 million shares) by the SendTec executives, together with the right to "drag-along" the SendTec executives with regard to certain major sales of their stock or a sale or merger of theglobe.

CERTAIN PRIOR RELATIONSHIPS BETWEEN THEGLOBE AND SENDTEC.

      SendTec and theglobe are parties to a Marketing Services Master Agreement dated July 23, 2004, whereby SendTec will provide various marketing and advertising services to theglobe and its subsidiaries, including the production of television infomercials and media planning and buying services. The Agreement is for a period of 6 months, subject to early termination by either party on 30 days notice. theglobe is obligated to pay a monthly fee of $15,000 plus other amounts specific to various work orders which theglobe has placed with SendTec. Based upon 5 specific work orders currently outstanding, theglobe has paid approximately $330,000 to date and anticipates that it will pay another approximately $110,000 based upon these work orders.

SENDTEC'S BUSINESS.

      SendTec, Inc. ("SendTec") was incorporated in February, 2000 in the State of Florida and commenced operations on that date. Originally, SendTec incorporated under the name prizecrazy.com and was envisioned to become a free consumer gaming website that monetized consumer traffic on the website through on-line "cost per impression" or "CPM" advertising. Because of a significant decline in the pricing of on-line CPM advertising during this period of time, the prizecrazy.com web site development was abandoned and the company modified its business strategy so as to become a direct response marketing services company. In conjunction with this change in strategy, prizecrazy.com changed its name to DirectNet Advertising.net ("DNA") to better define the company's operational focus.

      At the time, DNA was one of only a few online marketing services companies that was providing performance-based (i.e. cost-per-action, cost per lead, cost per sale) advertising solutions to advertising clients. As part of its marketing services offering, DNA also began developing proprietary software to facilitate the tracking of actions online for its advertisers and its distribution network. Today, SendTec's Results, Optimization, Yield ("ROY") online tracking software provides the company with a unique competitive advantage by enabling SendTec to optimize campaigns and by enabling advertising clients and distribution partners to access real-time conversion information. In February of 2002, DNA acquired 100% of the stock of iFactz, Inc. ("iFactz") in a merger transaction. iFactz has developed software that enables the tracking of online response to distinct sources of offline advertising. The iFactz software provides an excellent complementary platform for DNA's ROY tracking software and enables DNA to offer a complete technology tracking solution for online and offline direct response marketing. During this same period of time, DNA changed its name to SendTec, Inc. to better define itself in the market.

      Today, SendTec is a direct response marketing services and technology company. SendTec provides customers a complete offering of direct marketing products and services to help them market their products both on the Internet

("online") and through traditional media channels such as television, radio and print advertising ("offline"). By utilizing SendTec's marketing products and services, SendTec's clients seek to increase the effectiveness and the return on investment of their advertising campaigns. SendTec's online and offline direct marketing products and services include strategic campaign development, creative development, creative production and post-production, media buying and tracking, campaign management, campaign analysis and optimization, technology systems implementation and integration for campaign tracking and many other agency type services. In addition, SendTec has a suite of technology solutions, ROY, SOAR (an acronym for "SendTec Optimization and Reporting") and iFactz, which enable it to deliver, track, and optimize direct marketing campaigns across multiple distribution channels, including television, radio, direct mail, print and the Internet. The combination of SendTec's direct marketing capabilities, technology and experience in both online and offline marketing, enable its clients to optimize their advertising campaigns across a broad spectrum of advertising mediums. SendTec has three operating divisions, DirectNet Advertising, iFactz and Creative South.

DirectNet Advertising (DNA):

DNA is the digital marketing services division of SendTec. DNA offers a variety of products and services that enable on-line advertisers and publishers to generate performance based results through online marketing channels such as, web advertising, e-commerce up-sells, affiliate marketing, search marketing and email marketing. DNA's broad range of products and services include creative strategy and execution, strategic offer development, production planning, media planning, media buying and search optimization. Through these products and services DNA's clients can address all aspects of the marketing continuum, from strategic planning through execution, including results management and campaign refinements. DNA's proprietary technologies allow advertisers and publishers to track, report and optimize online campaign activity all the way to the "conversion level" (which means a consumer's actual response to the offer, as for example, by making a purchase). DNA's knowledge of digital advertising strategies, targeting methods, media placements and creative executions combined with its innovative and dependable technology help DNA's clients to improve their advertising performance and return on investment. DNA competes with a variety of large and small advertising agencies but its primary competitors are interactive marketing companies such as ValueClick, aQuantive, Advertising.com and Performics. Currently the online performance based advertising market in which DNA competes is still evolving and it is expected that certain government regulations may eventually be implemented to better define acceptable practices and methodologies.

iFactz

iFactz is SendTec's Application Service Provider or "ASP" technology that tracks and reports the online responses that are generated from offline direct response advertising. Historically, advertisers have lacked the ability to accurately track which offline advertising yields results online and thus advertisers have been unable to properly optimize their media buys. iFactz intelligently tracks and reports web activity from all offline advertising - TV (even national cable), radio, print and direct mail - in real time. iFactz's Intelligent Sourcing(TM) is a patent-pending media technology that informs the user where online customers come from, and what corresponding activity they produced on the user's website. The iFactz patent was filed in November of 2001 and SendTec expects the patent application for iFactz to he reviewed in the 1st quarter of 2005. iFactz's ASP design enables advertisers to implement and access the technology in a timely and cost efficient manner, as there are no cumbersome, time-consuming and costly implementation expenses and lead times. iFactz is licensed to clients both as a stand alone technology solution and as part of an overall campaign offering. SendTec believes that, to date, iFactz has provided SendTec with a significant competitive advantage, and that there are currently no similar technologies available in the market. SendTec has spent over $225,000 of research and development cost on iFactz over the past two years.

Creative South

Creative South is the creative strategy, production and media buying division of SendTec. Creative South services both on-line and off-line clients of SendTec, and its production capabilities cover a range of distribution medias including television, radio, direct mail, print and digital. Creative South has developed, produced and distributed numerous direct response television campaigns for customers and has received national awards for its creative and production work. Creative South maintains in-house two state-of-the-art non-linear digital video editing suites. Creative South's production department includes experienced directors, producers and editors on staff. Creative South's media buying department provides a full range of services including strategic media planning, media trafficking, media buying, media tracking and post-buy media and financial analysis. Creative South's media buying department has executed media buying assignments for all types of television (broadcast and cable), radio and print formats and Creative South's long time relationships with its media partners have enabled SendTec to provide its clients competitive media prices.

Since its inception, SendTec has grown from 5 employees to approximately 47 employees currently. The address of SendTec's principal executive offices is 877 Executive Center Drive West Suite 300 St. Petersburg, Florida 33702. SendTec also has an office in New York City.

RISK FACTORS RELATING TO SENDTEC AND THE ACQUISITION

                   RISKS RELATED TO THE ACQUISITION OF SENDTEC

Our Liquidity May Permanently Decrease As A Result Of The Sendtec Acquisition. We May Require Additional Capital.

As part of the consideration for the SendTec acquisition, theglobe.com paid $6.0 million in cash and issued a subordinated promissory note for $1.0 million, due one year after the closing, to the SendTec shareholders. As a result of the acquisition, theglobe.com's liquidity is dependent upon the sufficiency of the cash acquired from SendTec in the acquisition, of approximately $3 million, plus cash flow anticipated to be generated internally by SendTec subsequent to the acquisition. If cash flow generated by SendTec, on a short-term and long-term basis, does not meet our expectations, our liquidity may permanently decrease and our financial condition may be adversely affected. Although to date no SendTec shareholder has so elected and approximately 87% of SendTec's shareholders have voted in favor of the acquisition, our liquidity may also be adversely affected if any significant portion of the remaining SendTec shareholders elect to pursue dissenter's appraisal rights in connection with the acquisition. In addition, the Preferred Stock issued as part of the Merger may under certain limited circumstances be converted by the holders thereof into a promissory note due in one lump sum on the later of the first anniversary of the date of issuance and December 31, 2005. In such limited circumstances, the Preferred Stock may be converted into a promissory note based upon the then Fair Market Value, as defined, of our common stock (but not greater than $.83 per share). If all remaining Preferred Stock were so converted at the maximum conversion rate, the maximum principal amount of the Note would be $14.5 million. Our liquidity would be adversely affected by any such conversion and we would likely need to raise significant capital. Our financial condition may also be adversely affected.

The Anticipated Benefits Of The Sendtec Acquisition May Not Be Realized.

The success of the acquisition will depend, in part, on theglobe.com's ability to realize the benefits of enhanced resources, growth opportunities and other synergies of combining with SendTec and to effectively leverage the SendTec marketing and technical resources following the merger. The merger involves risks related to the integration, management, and retention of acquired client relationships, operations and personnel. Integration of the businesses will be complex, time-consuming and may disrupt the combined company's businesses if not completed in a timely and efficient manner. Some of the difficulties that the combined company may encounter include:

o     diversion of management's attention from other business concerns;
o     inability to use the acquired resources effectively; and
o demonstrating to the combined company's customers, vendors and partners that the acquisition will not result in adverse changes to their relationships.

If management  focuses too much time,  money and effort to integrate and utilize
SendTec's  resources  to  improve  theglobe's  VOIP  telephony   business,   the
operations and profitability of SendTec's traditional business may suffer.

The Market Price Of theglobe.com's Common Stock May Decline As A Result Of The SendTec Acquisition.

The market price of theglobe.com's stock may decline as a result of the merger if:

o     integration of theglobe.com and SendTec is unsuccessful or is delayed;
o the combined company does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by investors;
o the effect of the acquisition on the combined company's financial results or condition is not consistent with the expectations of financial investors; or
o the dilution in shareholder ownership related to the issuance of shares of theglobe.com's common stock in connection with the acquisition is perceived negatively by investors.

The market price of theglobe.com's common stock could also decline as a result of unforeseen factors related to the acquisition.

Our Net Operating Loss Carry Forwards May Be Further Limited Due To The SendTec Acquisition.

As of December 31, 2003, theglobe.com had net operating loss carryforwards available for U.S. and foreign tax purposes of approximately $144 million. These carryforwards expire through 2023. The Tax Reform Act of 1986 imposes substantial restrictions on the utilization of net operating losses and tax credits in the event of an "ownership change" of a corporation. Due to the change in our ownership interests in August 1997 and May 1999 and the Company's recently completed private offering in March 2004 (together with the exercise and conversion of various securities in connection with such private offering), as defined in the Internal Revenue Code of 1986, as amended, the Company may have substantially limited or eliminated the availability of its net operating loss carryforwards. The ownership change related to the shares of theglobe.com's common stock issued in connection with the SendTec acquisition may have a further negative impact upon theglobe.com's ability to utilize its net operating loss carryforwards. There can be no assurance that the Company will be able to avail itself of any net operating loss carryforwards in the future.

We Could Be Adversely Affected By An Impairment Of A Significant Amount Of Goodwill And/Or Intangible Assets On Our Balance Sheet.

Our acquisition of SendTec has resulted in the recording of a significant amount of goodwill and/or intangible assets on our balance sheet. The goodwill was recorded because the fair value of the net assets acquired was less than the purchase price. We may not realize the full value of the goodwill and/or intangible assets. As such, we evaluate on a regular basis whether events and circumstances indicate that some or all of the carrying value of goodwill and/or intangible assets are no longer recoverable, in which case we would write off the unrecoverable portion as a charge to our earnings.

RISKS RELATED TO SENDTEC'S BUSINESS

              RISKS RELATED TO SENDTEC'S ONLINE MARKETING SERVICES

Any  Decrease  In  Demand  For  Sendtec's   Online   Marketing   Services  Could
Substantially Reduce Sendtec's Revenues.

To date, a substantial portion of SendTec's revenues have been derived from Internet advertising. SendTec expects that online advertising will continue to account for a substantial portion of their revenues in the future. However, SendTec's revenues from Internet advertising may decrease in the future for a number of reasons, including the following:

o the rate at which Internet users click on advertisements or take action in response to an advertisement has always been low and could decline as the volume of Internet advertising increases;
o Internet users can install software programs that allow them to prevent advertisements from appearing on their screens or block the receipt of emails;
o advertisers may prefer an alternative Internet advertising format, product or service which SendTec might not offer at that time; and
o SendTec may be unable to make the transition to new Internet advertising formats preferred by advertisers.

If SendTec's Pricing Models Are Not Accepted By Their Advertiser Clients, SendTec Could Lose Clients And Their Revenues Could Decline.

Most of SendTec's services are offered to advertisers based on cost-per-action or cost-per-click pricing models, under which advertisers only pay SendTec if SendTec provides the results they specify. These results-based pricing models differ from the fixed-rate pricing model used by many Internet advertising companies, under which the fee is based on the number of times the advertisement is shown without regard to effectiveness. SendTec's ability to generate significant revenues from advertisers will depend, in part, on SendTec's ability to demonstrate the effectiveness of their primary pricing models to advertisers, who may be more accustomed to a fixed-rate pricing model.

Furthermore, intense competition among websites and other Internet advertising providers has led to the development of a number of alternative pricing models for Internet advertising. The proliferation of multiple pricing alternatives may confuse advertisers and make it more difficult for them to differentiate among these alternatives. In addition, it is possible that new pricing models may be developed and gain widespread acceptance that are not compatible with SendTec's business model or SendTec's technology. These alternatives, and the likelihood that additional pricing models will be introduced, make it difficult for SendTec to project the levels of advertising revenues or the margins that SendTec, or the Internet advertising industry in general, will realize in the future. If advertisers do not understand the benefits of SendTec's pricing models, then the market for SendTec's services may decline or develop more slowly than SendTec expects, which may limit SendTec's ability to grow their revenues or cause their revenues to decline.

SendTec Depends On A Limited Number Of Clients For A Significant Percentage Of Their Revenues, And The Loss Of One Or More Of These Advertisers Could Cause SendTec's Revenues To Decline.

For the six months ended June 30, 2004 and for the year ended December 31, 2003, revenues from SendTec's three largest clients accounted for 71% and 53% of their total revenues, respectively. SendTec believes that a limited number of clients will continue to be the source of a substantial portion of their revenues for the foreseeable future. Key factors in maintaining SendTec's relationships with these clients include SendTec's performance on individual campaigns, the strength of SendTec's professional reputation and the relationships of SendTec's key executives with client personnel. To the extent that SendTec's performance does not meet client expectations, or their reputation or relationships with one or more major clients are impaired, SendTec's revenues could decline and their operating results could be adversely affected.

Any Limitation On SendTec's Use Of Data Derived From Their Clients' Advertising Campaigns Could Significantly Diminish The Value Of SendTec's Services And Cause SendTec To Lose Clients And Revenues.

When an individual visits SendTec's clients' websites, SendTec uses technologies, including cookies and web beacons, to collect information such as the user's IP address, advertisements delivered by SendTec that have been viewed by the user and responses by the user to such advertisements. SendTec aggregates and analyzes this information to determine the placement of advertisements across SendTec's affiliate network of advertising space. Although the data SendTec collects from campaigns of different clients, once aggregated, are not identifiable, SendTec's clients might decide not to allow SendTec to collect some or all of this data or might limit SendTec's use of this data. Any limitation on SendTec's ability to use such data could make it more difficult for SendTec to deliver online marketing programs that meet client demands.

In addition, although SendTec's contracts generally permit SendTec to aggregate data from advertising campaigns, SendTec's clients might nonetheless request that SendTec discontinue using data obtained from their campaigns that have already been aggregated with other clients' campaign data. It would be difficult, if not impossible, to comply with these requests, and such requests could result in significant expenditures of resources. Interruptions, failures or defects in SendTec's data collection, mining and storage systems, as well as privacy concerns regarding the collection of user data, could also limit SendTec's ability to aggregate and analyze data from SendTec's clients' advertising campaigns. If that happens, SendTec may lose clients and their revenues may decline.

The Internet Advertising Industry Could Be Adversely Affected By General Economic Downturns, Catastrophic Events Or Declines Or Disruptions In Industries That Advertise Heavily On The Internet.

The Internet advertising industry is sensitive to both general economic and business conditions and to specific events, such as acts of terrorism. In addition, Internet advertising spending can be affected by the condition of industries that advertise heavily on the Internet such as the financial services, travel and entertainment industries. Some of these industries tend to be sensitive to event-driven disruptions such as government regulation, war, terrorism, disease, natural disasters and other significant events. A general decline in economic conditions or disruptions in specific industries characterized by heavy spending on Internet advertising, could cause a decline in Internet advertising expenditures which could in turn cause a decline in SendTec's revenues.

If The Market For Internet Advertising Fails To Continue To Develop, SendTec's Revenues And SendTec's Operating Results Could Be Harmed.

SendTec's future success is highly dependent on the continued use and growth of the Internet as an advertising medium. The Internet advertising market is relatively new and rapidly evolving, and it uses different measurements than traditional media to gauge its effectiveness. As a result, demand for and market acceptance of Internet advertising services is uncertain. Many of SendTec's current or potential advertiser clients have little or no experience using the Internet for advertising purposes and have allocated only limited portions of their advertising budgets to the Internet. The adoption of Internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information, measuring success and evaluating new advertising products and services. Such clients find Internet advertising to be less effective for promoting their products and services than traditional advertising media. SendTec cannot assure you that the market for Internet advertising will continue to grow or become sustainable. If the market for Internet advertising fails to continue to develop or develops more slowly than SendTec expects, SendTec's revenues and business could be harmed.

                RISKS RELATED TO THE SUPPLY OF ADVERTISING SPACE

SendTec Depends On Online Publishers For Advertising Space To Deliver Its Clients' Advertising Campaigns, And Any Decline In The Supply Of Advertising Space Available Through SendTec's Network Could Cause SendTec's Revenues To Decline.

The websites, search engines and email publishers that sell or venture their advertising space to or with SendTec are not bound by long-term contracts that ensure SendTec a consistent supply of advertising space, which SendTec refers to as their inventory. SendTec generates a significant portion of their revenues from the advertising inventory provided by a limited number of publishers. In most instances, publishers can change the amount of inventory they make available to SendTec at any time, as well as the price at which they make it available. In addition, publishers may place significant restrictions on SendTec's use of their advertising inventory. These restrictions may prohibit advertisements from specific advertisers or specific industries, or restrict the use of certain creative content or format. If a publisher decides not to make inventory available to SendTec, or decides to increase the price, or places significant restrictions on the use of such inventory, SendTec may not be able to replace this with inventory from other publishers that satisfy SendTec's requirements in a timely and cost-effective manner. If this happens, SendTec's revenues could decline or SendTec's cost of acquiring inventory may increase.

SendTec's Growth May Be Limited If They Are Unable To Obtain Sufficient Advertising Inventory That Meets SendTec's Pricing And Quality Requirements.

SendTec's growth depends on their ability to effectively manage and expand the volume of their inventory of advertising space. To attract new advertisers, SendTec must increase their supply of inventory that meets their performance and pricing requirements. SendTec's ability to purchase or venture sufficient quantities of suitable advertising inventory will depend on various factors, some of which are beyond their control. These factors include:

o     SendTec's  ability  to offer  publishers  a  competitive  price  for their inventory;
o     SendTec's ability to estimate the quality of the available inventory; and
o     SendTec's  ability  to  efficiently  manage  their  existing   advertising
      inventory.

In addition, the number of competing Internet advertising networks that purchase advertising inventory from websites, search engine and email publishers continues to increase. SendTec cannot assure you that SendTec will be able to purchase or venture advertising inventory that meets their performance, price and quality requirements, and if they cannot do so, SendTec's ability to generate revenues could be limited.

Any Limitation On SendTec's Ability To Post Advertisements Throughout Their Network Of Advertising Space Could Harm SendTec's Business.

SendTec executes advertising programs for clients primarily by posting advertisements, which they refer to as ad delivery, on SendTec's affiliate network of advertising space. SendTec's business could suffer from a variety of factors that could limit or reduce their ability to post advertisements across SendTec's affiliate network, including:

o technological changes that render the delivery of SendTec's advertisements obsolete or incompatible with the operating systems of consumers and/or the systems of online publishers;
o lawsuits or injunctions based on claims that SendTec's ad delivery methodologies violate the proprietary rights of other parties; and
o interruptions, failures or defects in SendTec's ad delivery and tracking systems.

Consolidation Of Online Publishers May Impair SendTec's Ability To Provide Marketing Services, Acquire Advertising Inventory At Favorable Rates And Collect Campaign Data.

The consolidation of Internet advertising networks, web portals, search engines and other online publishers could eventually lead to a concentration of desirable advertising inventory on a very small number of networks and large websites. Such concentration could:

o increase SendTec's costs if these publishers use their greater bargaining power to increase rates for advertising inventory;
o impair SendTec's ability to provide marketing services if these publishers prevent SendTec from distributing SendTec's clients' advertising campaigns on their websites or if they adopt ad delivery systems that are not compatible with SendTec's ad delivery methodologies; and

Sendtec's Business Could Be Harmed If The Use Of Tracking Technology Is Restricted Or Becomes Subject To New Regulation.

In conjunction with the delivery of advertisements to websites, SendTec typically place small files of information, commonly known as cookies, on an Internet user's hard drive, generally without the user's knowledge or consent. Cookie information is passed to SendTec through an Internet user's browser software. SendTec use cookies to collect information regarding the advertisements SendTec delivers to Internet users and their interaction with these advertisements. SendTec uses this information to identify Internet users who have received SendTec's advertisements in the past and to monitor and prevent potentially fraudulent activity. In addition, SendTec's technology uses this information to monitor the performance of ongoing advertising campaigns and plan future campaigns.

Some Internet commentators and privacy advocates have proposed limiting or eliminating the use of cookies and other Internet tracking technologies, and legislation has been introduced in some jurisdictions to regulate Internet tracking technologies. The European Union has already adopted a directive requiring that when cookies are used, the user must be informed and offered an opportunity to opt-out of the cookies' use. If there is a further reduction or limitation in the use of Internet tracking technologies such as cookies:

o SendTec may have to replace or re-engineer SendTec's tracking technology, which could require significant amounts of SendTec's time and resources, may not be completed in time to avoid losing clients or advertising inventory, and may not be commercially or technically feasible;
o     SendTec may have to develop or acquire other  technology to prevent fraud;
      and
o SendTec may become subject to costly and time-consuming litigation or investigations due to SendTec's use of cookie technology or other technologies designed to collect Internet usage information.

Any one or more of these occurrences could result in increased costs, require SendTec to change their business practices or divert management's attention.

If SendTec Or Their Advertiser Or Publisher Clients Fail To Comply With Regulations Governing Consumer Privacy, SendTec Could Face Substantial Costs And SendTec's Business Could Be Harmed.

SendTec's collection, maintenance and sharing of information regarding Internet users could result in lawsuits or government inquiries. These actions may include those related to U.S. federal and state legislation or European Union directives limiting the ability of companies like SendTec to collect, receive and use information regarding Internet users. Litigation and regulatory inquiries are often expensive and time-consuming and their outcome is uncertain. Any involvement by SendTec in any of these matters could require SendTec to:

o     spend significant amounts on SendTec's legal defense;
o divert the attention of senior management from other aspects of SendTec's business;
o defer or cancel new product launches as a result of these claims or proceedings; and
o     make changes to SendTec's present and planned products or services.

Further, SendTec cannot assure you that their advertiser and publisher clients are currently in compliance, or will remain in compliance, with their own privacy policies, regulations governing consumer privacy or other applicable legal requirements. SendTec may be held liable if their clients use SendTec's technology or the data SendTec collects on their behalf in a manner that is not in compliance with applicable laws or regulations or their own stated privacy standards.

SendTec May Be Liable For Content In The Advertisements They Deliver For SendTec's Clients.

SendTec may be liable to third parties for content in the advertisements they deliver if the artwork, text or other content involved violates copyrights, trademarks or other intellectual property rights of third parties or if the content is defamatory. Although SendTec generally receives warranties from their advertisers that they have the right to use any copyrights, trademarks or other intellectual property included in an advertisement and are normally indemnified by the advertisers, a third party may still file a claim against SendTec. Any claims by third parties against SendTec could be time-consuming, could result in costly litigation and adverse judgments and could require SendTec to change their business.

Misappropriation Of Confidential Information Held By SendTec Could Cause SendTec To Lose Clients Or Incur Liability.

SendTec retains highly confidential information on behalf of their clients in SendTec's systems and databases. Although SendTec maintains security features in their systems, SendTec's operations may be susceptible to hacker interception, break-ins and other disruptions. These disruptions may jeopardize the security of information stored in and transmitted through SendTec's systems. If confidential information is compromised, SendTec could be subject to lawsuits by the affected clients or Internet users, which could damage SendTec's reputation among their current and potential clients, require significant expenditures of capital and other resources and cause SendTec to lose business and revenues.

            ADDITIONAL BUSINESS RISKS RELATING TO SENDTEC'S BUSINESS

SendTec Faces Intense And Growing Competition, Which Could Result In Price Reductions, Reduced Operating Margins And Loss Of Market Share.

The direct response advertising market is highly competitive. If SendTec fails to compete effectively against other advertising service companies, SendTec could lose clients or advertising inventory and their revenues could decline. SendTec expects competition to continue to increase because there are no significant barriers to entry.

Many current and potential competitors have advantages over SendTec, such as longer operating histories, greater name recognition, larger client bases, greater access to advertising space on high-traffic websites and significantly greater financial, technical and marketing resources. In addition, existing or future competitors may develop or offer services that provide significant performance, price, creative or other advantages over those offered by SendTec.

Current and potential competitors may establish cooperative relationships among themselves or with third parties to increase the ability of their products and services to address the needs of SendTec's clients and prospective clients. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share.

If SendTec fails to compete successfully, SendTec could have difficulties attracting and retaining advertising clients advertising inventory, which may decrease their revenues and adversely affect SendTec's operating results. Increased competition may also result in price reductions and reduced operating income.

SendTec Generally Does Not Have Long-Term Contracts With Their Clients.

SendTec's clients typically hire them on a project-by-project basis or on an annual contractual relationship. Moreover, SendTec's clients generally have the right to terminate their relationships with SendTec without penalty and with relatively short or no notice. Once a project is completed SendTec cannot assure you that a client will engage SendTec for further services. From time to time, highly successful engagements have ended because SendTec's client was acquired and the new owners decided not to retain SendTec. A client that generates substantial revenue for SendTec in one period may not be a substantial source of revenue in a subsequent period. SendTec expects a relatively high level of client concentration to continue, but not necessarily involve the same clients from period to period. The termination of SendTec's business relationships with any of their significant clients, or a material reduction in the use of SendTec's services by any of their significant clients, could adversely affect SendTec's future financial performance.

The Loss Of Key Personnel Or Any Inability To Attract And Retain Additional Personnel Could Impair Sendtec's Ability To Maintain Or Expand Their Business.

The loss of the services of members of SendTec's management team or other key personnel could harm SendTec's business. SendTec's future success depends to a significant extent on the continued service of their key management, client service, product development, sales and technical personnel. SendTec does not maintain key person life insurance on any of their executive officers and does not intend to purchase any in the future. Although SendTec generally enters into non-competition agreements with their employees, SendTec's business could be harmed if one or more of their officers or key employees decided to join a competitor or otherwise compete with SendTec.

SendTec's future success also depends on their ability to attract, retain and motivate highly skilled personnel. If SendTec fails to hire and retain a sufficient number of qualified client service, product development, sales and technical personnel, SendTec may not be able to maintain or expand their business.

If SendTec Fails To Manage Their Growth Effectively, SendTec's Expenses Could Increase And SendTec's Management's Time And Attention Could Be Diverted.

As SendTec continues to increase the scope of their operations, SendTec will need an effective planning and management process to implement their business plan successfully in the rapidly evolving Internet advertising market. SendTec's business, results of operations and financial condition will be substantially harmed if they are unable to manage their expanding operations effectively. SendTec plans to continue to expand their sales and marketing, customer support and research and development organizations. Past growth has placed, and any future growth will continue to place, a significant strain on SendTec's management systems and resources. SendTec will likely need to continue to improve their financial and managerial controls and SendTec's reporting systems and procedures. In addition, SendTec will need to expand, train and manage their work force. SendTec's failure to manage their growth effectively could increase SendTec's expenses and divert management's time and attention.

If SendTec Fails To Establish, Maintain And Expand Their Technology Business And Marketing Alliances And Partnerships, SendTec's Ability To Grow Could Be Limited.

In order to grow SendTec's  technology  business,  we must generate,  retain and
strengthen   successful   business  and  marketing  alliances  with  advertising
agencies.

SendTec depends, and expects to continue to depend, on SendTec's business and marketing alliances, which are companies with which they have written or oral agreements to work together to provide services to SendTec's clients and to refer business from their clients and customers to SendTec. If companies with which SendTec has business and marketing alliances do not refer their clients and customers to SendTec to perform their online campaign and message management, SendTec's revenue and results of operations would be severely harmed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Merger Notes

      In accordance with the SendTec Merger, theglobe issued, among other things, a subordinated promissory note in the amount of $1 million (the "Note") and an aggregate of 175,000 shares of Series H Automatically Converting Preferred Stock (which as more fully described below, is convertible into 17,500,000 shares of theglobe's common stock) (the "Preferred Stock").

      The Preferred Stock will automatically convert into shares of theglobe's common stock on a 1 for 100 basis at such time as theglobe files an amendment to its certificate of incorporation with the Delaware Secretary of State's Office to increase its authorized shares of common stock from 200,000,000 to at least 300,000,000 (the "Capital Amendment"). theglobe intends to seek shareholder authorization for such amendment at its annual meeting of stockholders anticipated to be held in November 2004. Five of the former shareholders of SendTec (whom collectively received approximately 82% of the shares of common stock issued in the Merger, together with theglobe's Chairman, Michael Egan (together with certain affiliates which he controls), have agreed to vote (or have granted proxies to so vote) in favor of the Capital Amendment. Together such former SendTec shareholders and Mr. Egan control the vote over approximately 69.25 million of theglobe's 156 million issued and outstanding shares of common stock (after giving affect to the shares of common stock which were issued in the Merger). The Capital Amendment will be approved if the holders of a majority of the outstanding shares of common stock vote in its favor.

      In the event that the Capital Amendment is not approved for any reason at the annual meeting then on the 10th day following the failure to approve the Capital Amendment, the remaining shares of Preferred Stock will automatically convert into whatever number of shares of Common Stock which theglobe then has remaining available for issuance (after giving affect to approximately 32.1 million shares reserved for issuance under previously outstanding options and warrants), less up to 3 million additional shares as may be designated by theglobe. After giving effect to the reservation of shares underlying outstanding options and warrants to acquire shares of theglobe's common stock (including options issued in connection with the Merger) and the shares of common stock issued in the Merger, theglobe presently has issued and outstanding (or reserved for issuance) approximately 197 million shares of common stock, leaving a maximum of approximately 3 million shares (assuming no further shares of common stock are issued prior to such date) which could be further issued upon conversion of the Preferred Stock absent the increase in common stock contemplated by the Capital Amendment or other arrangements satisfactory to the holders of any options or warrants to acquire shares. With regard to any shares of Preferred Stock which theglobe do not automatically convert into shares of common stock, the holders of the Preferred Stock may thereafter convert such remaining Preferred Stock into a subordinated promissory note (a "Conversion Note") from theglobe. If issued, the Conversion Note will be due in one lump sum on the later of the first anniversary of its issuance or December 31, 2005 and will bear interest at the rate of 4% per annum. The principal amount of the Conversion Note would be equal to the product of (A) the number of shares of theglobe's common stock that would have been issued upon conversion of the shares of the Preferred Stock that were not converted into common stock and (B) the lesser of (i) the fair Market Value, as defined, of theglobe's common stock in the 20 trading days immediately prior to the conversion date and (ii) $0.83. If none of the remaining shares of Preferred Stock were converted into common stock, the maximum principal amount of the Conversion Note (based upon the maximum conversion rate of $.083 per share) would be approximately $14.5 million.


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

Item 3.02, Unregistered Sales of Equity Securities, and Item 5.03, Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Merger Securities; Creation of Series H Preferred Stock

      On September 1, 2004, theglobe closed upon an agreement and plan of merger dated August 31, 2004 (the "Merger Agreement"), pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of SendTec, Inc. ("SendTec"). Pursuant to the terms of the merger, in consideration for the acquisition of SendTec, theglobe paid consideration consisting of: (i) $6,000,000 in cash, (ii) the issuance of an aggregate of 17,500,000 shares of theglobe's common stock (the "Common Shares"), (iii) the issuance of an aggregate of 175,000 shares of Series H Automatically Converting Preferred Stock (which as more fully described below, will convert into 17,500,000 shares of theglobe's common stock) (the "Preferred Stock"), and (iv) a subordinated promissory note in the amount of $1 million. In addition, theglobe agreed to issue warrants to acquire shares of common stock to the SendTec shareholders when and if SendTec exceeds forecasted operating income, as defined, of $10.125 million, for the year ending December 31, 2005 (the "Earn-out Warrants" and collectively with the Common Shares and the Preferred Stock, the "Merger Securities"). The number of earn-out warrants would range from an aggregate of 250,000 to 2,500,000 (if actual operating income exceeds the forecast by at least 10%). If and to the extent the warrants are earned, the exercise price of the performance warrants would be $.27 per share and they will be exercisable for a period of 5 years. The Merger Securities was, or will be, distributed pro rata to the shareholders of SendTec in accordance with their respective ownership interests, except for any shareholder of SendTec who elects to dissent from the Merger and follows applicable Florida law for the exercise of dissenters' rights,

      The Board of Directors created a series of 180,000 shares of the Series H Preferred Stock pursuant to authority granted to it by theglobe's certificate of incorporation which authorized the Board to amend theglobe's certificate of incorporation without further action of its stockholders so as to create one of more series of preferred stock, including the rights, preference and limitations of such series of preferred stock. Except as provided by law, the Preferred Stock will vote with the holders of common stock on all matters, except for the Capital Amendment (on which it will not vote) described below, on an "as-converted" basis. The Preferred Stock will automatically convert into shares of theglobe's common stock on a 1 for 100 basis at such time as theglobe files an amendment to its certificate of incorporation with the Delaware Secretary of State's Office to increase its authorized shares of common stock from 200,000,000 to at least 300,000,000 (the "Capital Amendment"). theglobe intends to seek shareholder authorization for such amendment at its annual meeting of stockholders anticipated to be held in or about November, 2004. In the event that the Capital Amendment is not approved for any reason at the annual meeting then on the 10th day following the failure to approve the Capital Amendment, the remaining shares of Preferred Stock will automatically convert into whatever number of shares of Common Stock which theglobe then has remaining available for issuance (after giving affect to approximately 32.1 million shares reserved for issuance under previously outstanding options and warrants), less up to 3 million additional shares as may be designated by theglobe. After giving effect to the reservation of shares underlying outstanding options and warrants to acquire shares of theglobe's common stock (including options issued in connection with the Merger) and the shares of common stock issued in the Merger, theglobe presently has issued and outstanding (or reserved for issuance) approximately 197 million shares of common stock, leaving a maximum of approximately 3 million shares (assuming no further shares of common stock are issued prior to such date) which could be further issued upon conversion of the Preferred Stock absent the increase in common stock contemplated by the Capital Amendment or other arrangements satisfactory to the holders of any options or warrants to acquire shares. With regard to any shares of Preferred Stock which theglobe does not automatically convert into shares of common stock, the holders of the Preferred Stock may thereafter convert such remaining Preferred Stock into a subordinated promissory note (a "Conversion Note") from theglobe. If issued, the Conversion Note will be due in one lump sum on the first to occur of
(i) the first anniversary of its issuance or (ii) December 31, 2005 and will bear interest at the rate of 4% per annum. The principal amount of the Conversion Note would be equal to the product of (A) the number of shares of theglobe's common stock that would have been issued upon conversion of the shares of the Preferred Stock that were not converted into common stock and (B) the lesser of (i) the Fair Market Value, as defined, of theglobe's common stock in the 20 trading days immediately prior to the conversion date and (ii) $0.83.


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

The Company agreed to file a registration statement relating to the resale of the shares of common stock issued in the Merger and the shares of common stock underlying the Preferred Stock on or before January 29, 2005 and to cause the effectiveness of such registration on or before September 1, 2005. The Company also agreed to keep the registration statement effective until at least the third anniversary of the Closing. Pursuant to the terms of the Merger, in general, the common stock and Preferred Stock (and the underlying shares of common stock) issued in the Merger may not be sold or otherwise transferred for a period of one (1) year without the prior written consent of the Company.

The Merger Securities issued or issueable in the SendTec Acquisition were directed solely to the approximately 35 shareholders of SendTec. The Company believes that the SendTec shareholders were, either alone or with their representatives in the Merger, sophisticated and further that substantially all of the SendTec shareholders were accredited, within the meaning of such terms under applicable securities laws. Consequently, the Company believes that such offers and sales of the Merger Securities were exempt from registration pursuant to Sections 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      As part of the SendTec Merger, the Board of Directors voted to expand the size of the Board from 3 to 4 persons and elected Paul Soltoff, the Chief Executive Officer of SendTec to fill the vacancy. Mr. Soltoff will serve in such capacity until the next annual meeting of stockholders at which he is anticipated to stand for reelection.

      Paul Soltoff has served as Chairman of the Board and Chief Executive Officer of SendTec since its inception in February 2000. Commensurate with the SendTec merger on September 1, 2004, Mr. Soltoff continued in the position of Chief Executive Officer of SendTec, now theglobe.com's wholly owned subsidiary, and was elected to theglobe.com's Board of Directors. In 1997, Mr. Soltoff became the Chief Executive Officer of Soltoff Direct Corporation, a specialized direct marketing consulting company located in St. Petersburg, Florida. Since the inception of SendTec, Soltoff Direct Corporation has been largely inactive.

Item 9.01. Financial Statements and Exhibits.


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

(a)   Financial Statements of Business Acquired

      The Registrant hereby undertakes to file the financial statements required by the part not later than 71 calendar days after the date that this Form 8-K was due for filing.

(b)   Pro Forma Financial Information

      The  Registrant   hereby  undertakes  to  file  the  pro  forma  financial
      information required by the part not later than 71 calendar days after the date that this Form 8-K was due for filing.

(c)   Exhibits

4.1   Form of Earn-out Warrant to acquire securities of theglobe.com, inc.

4.2   Statement of Designation for Series H Automatically  Converting  Preferred
      Stock

99.1 Agreement and Plan of Merger dated August 31, 2004 by and among theglobe, inc., SendTec Acquisition Corp., and SendTec, Inc., among others.

99.2  Stockholders' Agreement dated September 1, 2004

99.3  Promissory Note dated September 1, 2004

99.4  Form of potential Conversion Note relating to Series H Preferred Stock

99.5 Employment Agreement dated September 1, 2004 between SendTec, Inc. and Paul Soltoff, as Chief Executive Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2004                    theglobe.com, inc.

                                       By: /s/ Edward Cespedes
                                          --------------------------------------
                                          Edward Cespedes, President

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